Exhibit 10.2(a)

Agreement
Bargainer:	Zhunger County People’s Government
Alienee:	Inner Mongolia Zhunger Heat Power Co., Ltd

At the time of Jul. 29, 2003, the government (bargainer) signs a contract with Zhunger Heat power Co., Ltd about transfer of Zhunger heat supply station and supply heat power for Xuejiawan town as follows:

1.	The government transfers heat power supply station of Zhunger government and heat power supply station of Erdos Xinxia Real Estate Co., Ltd to Inner Mongolia Heat power Co., Ltd at a favorable price of RMB 10,700,000. Alienee should first pay government RMB 2,200,000 (1,500,000 for government, 700,000 for Xinxia Real Estate Co., Ltd); the rest balance of RMB8,500,000 should be paid by stages.

2.	After transfer, alienee will exclusively operate and manage the heat power station and supply centralized heating service to municipal planning area (not include Zhunger Energy Corporation and Guohua Power plant), Donghua residential area and Yinze residential area.

3.	The former staffs of heat station should be arranged by government, the alienee, however, can choose some qualified staffs according to the practical situation.

4.	The alienee should have given priority to build and supply fuel gas to the residents of Xuejiawan town.

5.	Alienee will receive fixed assets of heat station according to itemized account of fixed assets from the bargainer.

6.	Once the heat stations were transferred to alienee, alienee should supply heat service to whole town in time, ensuring there is heat serve during the winter of 2003. The heat service price charges by the alienee should not higher than the current price standard, and if price adjustment is requested, a public hearing should be held to coincide the opinion.

7.	The land expropriation for constructing of thermoelectricity plant in Yinze area should be requested according to the actual use. Alienee should not change the use of land. The construction of thermoelectricity plant must be started from August 2003, and it should supply heat power in Oct. 15, 2004.

8.	According to the favorable policy of invite investment in Zhunger, bargainer should return correlative taxes in Zhunger to alienee in the next four years, and should de-rate the weijian charge for coal use of alienee in the next four years.

9.	If there is any item not mentioned here, both parties can discuss to solve.

10.	It will take effective when the date of signature.

11.	There are duplicates of this agreement, and each party holds one.

Bargainer: Zhunger County People’s Government

Signature of the Representative: Hao Yong

Alienee: Inner Mongolia Zhunger Heat Power Co,. Ltd

Signature of the Representative: WenXiang Ding

                                                                          July 29, 2003